Exhibit 99.1

Texas Pacific Land Corporation Announces Completion of Corporate Reorganization
of Texas Pacific Land Trust

Common Stock Begins Trading on the New York Stock Exchange

New Board of Directors will Include Nine Members

Tyler Glover to Continue Leadership as CEO

DALLAS (January 11, 2021) – Texas Pacific Land Corporation (NYSE: TPL) (“TPL Corporation”) announced today that the reorganization of Texas Pacific Land Trust (the “Trust”) has been completed. The Trust has transferred all of its assets, employees, liabilities and obligations to TPL Corporation and has distributed all of the shares of common stock, par value $0.01, of TPL Corporation (the “Common Stock”) to holders of sub-share certificates in certificates of proprietary interest of the Trust (“sub-share certificates”) on a pro-rata, one-for-one basis in accordance with their interests in the Trust. TPL Corporation is an independent public company that begins “regular way” trading on the New York Stock Exchange (“NYSE”) today under the symbol “TPL.”

The distribution of Common Stock was made in book-entry form only. No action was required by holders of sub-share certificates in order to receive shares of Common Stock. The trading of sub-share certificates on the NYSE has ceased and the sub-share certificates have been cancelled.

“A Delaware corporation structure is more aligned with the expectations of today’s investors than the former trust structure and is intended to allow us to execute on business goals and capitalize on our superb assets, resources and business potential,” said David E. Barry, Co-Chair of the Board. John Norris, Co-Chair of the Board, added, “We expect that our enhanced governance framework, in step with practices of publicly traded peer corporations, will foster value creation over time and benefit our stockholders.”

TPL Corporation’s board of directors consists of nine directors. Barbara J. Duganier, Dana F. McGinnis, and Tyler Glover are serving as directors in Class I (with terms expiring at the 2021 annual meeting of stockholders), Donna E. Epps, General Donald G. Cook, USAF (Ret.) and Eric L. Oliver are serving as directors in Class II (with terms expiring at the 2022 annual meeting of stockholders), and David E. Barry, John R. Norris III, and Murray Stahl are serving as directors in Class III (with terms expiring at the 2023 annual meeting of stockholders). Eight of the nine directors are independent under the independence standards established by the Sarbanes-Oxley Act and the applicable rules of the U.S. Securities and Exchange Commission (“SEC”) and the NYSE.

Tyler Glover, who has been the Chief Executive Officer of the Trust since November 2016, will serve as President and Chief Executive Officer of TPL Corporation, in addition to serving as a director.

Further information about the corporate reorganization, the distribution, corporate governance and policies of TPL Corporation may be found in the information statement that was filed by TPL Corporation with the SEC, on December 31, 2020, as an exhibit to a Current Report on Form 8-K.

Sidley Austin LLP acted as legal advisor to the Trust and TPL Corporation.

About Texas Pacific Land Corporation

Texas Pacific Land Corporation is one of the largest landowners in the State of Texas with approximately 880,000 acres of land in West Texas. The Corporation is not an oil and gas producer, but its surface and royalty ownership allow revenue generation through the entire value chain of oil and gas development, including through fixed fee payments for use of our land, revenue for sales of materials (caliche) used in the construction of infrastructure, providing sourced water and treated produced water, revenue from our oil and gas royalty interests, and revenues related to saltwater disposal on our land. The Corporation also generates revenue from pipeline, power line and utility easements, commercial leases, material sales and seismic and temporary permits related to a variety of land uses including midstream infrastructure projects and hydrocarbon processing facilities.

Visit TPL Corporation at www.texaspacific.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on TPL Corporation’s beliefs, as well as assumptions made by, and information currently available to, TPL Corporation, and therefore involve risks and uncertainties that are difficult to predict. Generally, future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” and the words “believe,” “anticipate,” “continue,” “intend,” “expect” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the corporate reorganization and other references to strategies, plans, objectives, expectations, intentions, assumptions, future operations and prospects and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. Although TPL Corporation believes that plans, intentions and expectations, including those regarding the corporate reorganization, reflected in or suggested by any forward-looking statements made herein are reasonable, TPL Corporation may be unable to achieve such plans, intentions or expectations and actual results, and performance or achievements may vary materially and adversely from those envisaged in this news release due to a number of factors including, but not limited to: an inability to achieve some or all of the expected benefits of the corporate reorganization and distribution; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the corporate reorganization; the potential impacts of COVID-19 on the global and U.S. economies as well as on TPL Corporation’s financial condition and business operations; the initiation or outcome of potential litigation; and any changes in general economic and/or industry specific conditions. Except as required by law, TPL Corporation undertakes no obligation to publicly update or revise any such forward-looking statements. These risks, as well as other risks associated with TPL Corporation and the corporate reorganization are also more fully discussed in a Current Report on Form 8-K filed by TPL Corporation with the SEC on December 31, 2020, which includes an information statement describing the corporate reorganization and the distribution in more detail. You can access TPL Corporation’s filings with the SEC through the SEC website at www.sec.gov and TPL Corporation strongly encourages you to do so. Except as required by applicable law, TPL Corporation undertakes no obligation to update any statements herein for revisions or changes after this communication is made.

Contacts

(214) 969-5530

Chris Steddum

Vice President, Finance and Investor Relations